AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT

         THIS AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT (the "AMENDMENT"), dated as of this 28th day of January, 1999, is between MicroAge, Inc., a Delaware corporation (the "COMPANY"), and American Stock Transfer and Trust Company (the "RIGHTS AGENT"), and amends that certain Rights Agreement (as defined herein).

                                    RECITALS

                  WHEREAS, the Board of Directors adopted a shareholder rights plan in February 1989, as amended and restated in 1994, and as amended in 1996, and paid a dividend of one right (the "RIGHT" or "RIGHTS") for each share of common stock to stockholders of record of the common shares then issued and outstanding, each Right representing the right to purchase one one-hundredth (.01) of a share of Series C Junior Participating Preferred Stock upon the terms and subject to the conditions set forth in the Amended and Restated Rights Agreement, dated as of September 28, 1994, between the Company and First Interstate Bank of California, as amended (the "RIGHTS AGREEMENT"); and


                  WHEREAS, the Board of Directors has authorized the amendment of the Rights Agreement, such that the term of such agreement is extended through the end of fiscal year
1999, or October 31, 1999.

                  NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth herein and in the Rights Agreement, the parties hereby agree as follows:

                                    AGREEMENT

         1. AMENDMENT. Section 7(a) of the Rights Agreement is hereby amended in its entirety as follows:

                  Section 7. EXERCISE OF RIGHTS: PURCHASE PRICE; EXPIRATION DATE OF RIGHTS. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on October 31, 1999 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.
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         2.  FULL  FORCE  AND  EFFECT.  Except  as  expressly  provided  in this
Amendment, the Rights Agreement will remain unchanged and in full force and effect.

         3. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together will constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

         4. GOVERNING LAW. It is the intention of the parties that the laws of Delaware will govern the validity of this Amendment, the construction of its terms, and the interpretation of the rights and duties of the parties.

         IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the date first above written.


                                 MICROAGE, INC.


                                 By: /s/ Jeffrey D. McKeever
                                     ---------------------------
                                 Name: Jeffrey D. McKeever
                                     ---------------------------
                                 Its: Chief Executive Officer
                                     ---------------------------

                                 AMERICAN STOCK TRANSFER AND TRUST
                                 COMPANY

                                 By: /s/ Herbert J. Lemmer
                                     ---------------------------
                                 Name: Herbert J. Lemmer
                                     ---------------------------
                                 Its: Vice President
                                     ---------------------------

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